UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/19/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On September 19, 2007, Louis G. Lange, M.D., Ph.D., the Chairman and Chief Executive Officer of CV Therapeutics, Inc. ("CV Therapeutics"), entered into a written trading plan with E*TRADE Securities, LLC in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. This new trading plan will replace the trading plan that Dr. Lange entered into in March 2007, which expires on September 30, 2007. Trading under Dr. Lange's new plan will begin as early as October 19, 2007 and end on March 19, 2008, unless terminated earlier, and authorizes the sale of up to 50,000 shares of common stock of CV Therapeutics. Reports of the details of actual sales under the plan will be filed by Dr. Lange in accordance with the Securities and Exchange Commission's regulations. The shares subject to the trading plan do not represent all of Dr. Lange's holdings in CV Therapeutics' securities. During the term of the trading plan, Dr. Lange may from time-to-time buy or sell CV Therapeutics' securities outside of the plan.

* * * * *

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: September 20, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel